Exhibit 99.1

Ixia Announces Second Quarter 2014 Financial Results

Files Form 10-Qs for First and Second Quarters of 2014

CALABASAS, CA, September 15, 2014 — Ixia (Nasdaq: XXIA) today reported financial results for the second quarter ended June 30, 2014 and filed its quarterly reports on Form 10-Q with the SEC for the first and second quarters of 2014.

“We are pleased that we are now current in filing all required periodic financial reports with the SEC,” said Errol Ginsberg, Ixia’s chairman and chief innovation officer. “We would like to thank the investment community and our shareholders for their patience and understanding as we worked to become current with our financial reporting, and we look forward to engaging with them in the months ahead.

“We would also like to express our gratitude to our employees who have remained focused on executing throughout the leadership transition and operational restructuring. Bethany Mayer will join the Ixia team as our president and CEO effective tomorrow, and we are confident she brings the right vision and leadership skills to build upon Ixia’s strong foundation and unique position in networking,” continued Ginsberg.

Total second quarter 2014 revenue was $109.5 million, compared with $112.0 million reported for the 2013 second quarter and $113.7 million for the 2014 first quarter. The 2014 second quarter revenue includes $13.3 million in revenue from Net Optics, Inc. (“Net Optics”), which was acquired in December 2013.

On a GAAP basis, the company recorded a net loss for the 2014 second quarter of $15.1 million, or $0.19 loss per diluted share, compared with net income of $3.0 million, or $0.04 earnings per diluted share, for the 2013 second quarter. Non-GAAP net income for the 2014 second quarter was $0.9 million, or $0.01 earnings per diluted share, compared with non-GAAP net income of $11.8 million, or $0.15 earnings per diluted share, for the 2013 second quarter.

Additional non-GAAP information and a reconciliation of Ixia’s non-GAAP measures to the most directly comparable GAAP measures for the 2014 and 2013 second quarters and year-to-date periods may be found in the attached financial tables.

Ixia ended the 2014 second quarter with approximately $97 million in cash, cash equivalents and investments, compared with approximately $92 million at March 31, 2014.

Conference Call and Webcast Information

Ixia will host a conference call on Wednesday, September 17, 2014 at 1:30 p.m. Pacific time (4:30 p.m. Eastern time) to discuss the company’s financial results for the 2014 second quarter and outlook and guidance for the 2014 third quarter, including revenue and earnings guidance. Open to the public, interested parties may access the call by dialing (804) 681-3728. A live webcast of the conference call, along with supplemental financial information, will be accessible from the “Investors” section of Ixia’s web site (www.ixiacom.com). Following the live webcast, an archived version will be available in the “Investors” section on the Ixia web site for at least 30 days.

Non-GAAP Information

To supplement our consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), we have included certain non-GAAP financial measures in this press release and in the attachments hereto. Specifically, we have provided non-GAAP financial measures (i.e., non-GAAP net income, and non-GAAP diluted earnings per share) that exclude certain non-cash and/or non-recurring income and expense items such as proceeds and expenses from certain legal and contractual settlements, expenses relating to internal investigations and any related remediation efforts, the restatement of our financial statements for the first and second quarters of 2013 and for the six months ended June 30, 2013, and the pending securities class action against the company and certain of its current and former officers and directors as well as shareholder derivative actions, stock-based compensation expenses, acquisition and other related costs, restructuring expenses, the amortization of acquisition-related intangible assets, and the related income tax effects of these items, as well as certain other non-cash income tax impacts such as changes in the valuation allowance recorded against certain deferred tax assets. The aforementioned items represent income and expense items that may be difficult to estimate from period to period and/or that we believe are not directly attributable to the underlying performance of our business operations. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our financial performance. We believe that by excluding these items, our non-GAAP measures provide supplemental information to both management and investors that is useful in assessing our core operating performance, in evaluating our ongoing business operations and in comparing our results of operations on a consistent basis from period to period. These non-GAAP financial measures are also used by management to plan and forecast future periods and to assist in making operating and strategic decisions. The presentation of this additional information is not prepared in accordance with GAAP. The information therefore may not necessarily be comparable to that of other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Investors are encouraged to review the reconciliations of GAAP to non-GAAP financial measures, which are included below in the attached financial tables.

Safe Harbor under the Private Securities Litigation Reform Act of 1995

Certain statements made in this press release are forward-looking statements, including, without limitation, statements regarding the company’s future business. In some cases, such forward-looking statements can be identified by terms such as may, will, should, expect, plan, believe, estimate, predict or the like. Such statements reflect our current intent, belief and expectations and are subject to risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that could cause the actual results to differ materially from the results predicted include, among others, the risk that the company will not realize all of the expected benefits of the previously announced cost reduction program, the company’s ability to implement the cost reduction program as currently planned, the risk that the anticipated benefits and synergies of our 2012 acquisitions of Anue and BreakingPoint and our 2013 acquisition of Net Optics will not be realized, changes in the global economy, competition, consistency of orders from significant customers, our success in developing and producing new products, our success in developing new sales channels and customers, market acceptance of our products, war, terrorism, political unrest, natural disasters and other circumstances that could, among other consequences, reduce the demand for our products, disrupt our supply chain and/or impact the delivery of our products. Such factors also include those factors identified in our Annual Report on Form 10-K for the year ended December 31, 2013, and in our other filings with the SEC. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

About Ixia

Ixia develops amazing products so its customers can connect the world. Ixia helps its customers provide an always-on user experience through fast, secure delivery of dynamic, connected technologies and services. Through actionable insights that accelerate and secure application and service delivery, Ixia’s customers benefit from faster time to market, optimized application performance and higher-quality deployments. Learn more at http://www.ixiacom.com.

Financial Contact:

The Blueshirt Group

Maria Riley, Investor Relations

Tel: 415-217-7722

IXIA

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30, 2014	December 31, 2013
Assets

Current assets:
Cash and cash equivalents	$39,030	$34,189
Short-term investments in marketable securities	57,933	51,507
Accounts receivable, net of allowances of $763 and $840 as of June 30, 2014 and December 31, 2013, respectively	97,816	109,590
Inventories	45,986	47,136
Prepaid expenses and other current assets	59,394	48,514

Total current assets	300,159	290,936

Property and equipment, net	37,042	35,932
Intangible assets, net	166,525	189,949
Goodwill	339,214	338,836
Other assets	28,095	32,070

Total assets	$871,035	$887,723

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$18,858	$19,011
Accrued expenses and other	43,904	53,748
Deferred revenues	103,753	89,217

Total current liabilities	166,515	161,976

Deferred revenues	14,627	15,106
Other liabilities	12,682	11,529
Convertible senior notes	200,000	200,000

Total liabilities	393,824	388,611

Shareholders’ equity:
Common stock, without par value; 200,000 shares authorized at June 30, 2014 and December 31, 2013; 77,792 and 76,849 shares issued and outstanding as of June 30, 2014 and December 31, 2013, respectively	183,668	178,347
Additional paid-in capital	199,068	191,976
Retained earnings	94,617	129,166
Accumulated other comprehensive loss	(142)	(377)

Total shareholders’ equity	477,211	499,112

Total liabilities and shareholders’ equity	$871,035	$887,723

IXIA

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Revenues:
Products	$76,393	$83,794	$157,558	$179,305
Services	33,129	28,210	65,697	54,158

Total revenues	109,522	112,004	223,255	233,463

Costs and operating expenses:(1)
Cost of revenues – products (2)	23,591	21,088	49,002	42,475
Cost of revenues – services	4,172	3,311	8,120	6,336
Research and development	30,032	29,068	60,067	58,780
Sales and marketing	39,874	32,983	78,713	68,024
General and administrative	16,690	11,507	34,572	23,565
Amortization of intangible assets	12,447	10,055	25,082	20,193
Acquisition and other related	866	1,093	2,798	2,365
Restructuring	481	—	4,045	58

Total costs and operating expenses	128,153	109,105	262,399	221,796

(Loss) income from operations	(18,631)	2,899	(39,144)	11,667
Interest income and other, net	292	3,431	629	3,638
Interest expense	(1,943)	(1,943)	(3,886)	(3,886)

(Loss) income before income taxes	(20,282)	4,387	(42,401)	11,419
Income tax (benefit) expense	(5,205)	1,370	(7,852)	582

Net (loss) income	$(15,077)	$3,017	$(34,549)	$10,837

(Loss) earnings per share:
Basic	$(0.19)	$0.04	$(0.45)	$0.14
Diluted	$(0.19)	$0.04	$(0.45)	$0.14

Weighted average number of common and common equivalent shares outstanding:
Basic	77,479	75,667	77,511	75,194
Diluted	77,479	77,178	77,511	76,974

(1) Stock-based compensation included in:
Cost of revenues - products	$88	$128	$136	$281
Cost of revenues - services	33	49	51	107
Research and development	1,424	1,578	3,303	4,026
Sales and marketing	1,493	1,628	3,421	3,643
General and administrative	48	1,159	993	3,364

(2) Cost of revenues – products excludes amortization of intangible assets, related to product lines and purchased technologies of $7.9 million and $16.1 million for the three and six months ended June 30, 2014, respectively, and $6.4 million and $12.9 million for the three and six months ended June 30, 2013, respectively, which is included in Amortization of intangible assets.

IXIA

Non-GAAP Information and Reconciliation to Most Directly Comparable GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

	Three months ended June 30,
	2014	2013
GAAP net (loss) income	$(15,077)	$3,017

Adjustments:
Stock-based compensation(a)	3,086	4,542
Amortization of intangible assets(b)	12,447	10,055
Acquisition and other related(c)	866	1,093
Restructuring(d)	481	—
Investigations, shareholder litigation and related matters(e)	4,930	—
Legal and contract settlements and other(f)	—	(2,713)
Income tax effect(g)	(5,878)	(4,148)

Non-GAAP net income	$855	$11,846

GAAP diluted (loss) earnings per share	$(0.19)	$0.04

Adjustments:
Stock-based compensation(a)	0.04	0.06
Amortization of intangible assets(b)	0.16	0.13
Acquisition and other related(c)	0.01	0.01
Restructuring(d)	0.01	—
Investigations, shareholder litigation and related matters(e)	0.06	—
Legal and contract settlements and other(f)	—	(0.03)
Income tax effect(g)	(0.08)	(0.05)
Convertible senior notes(h)	—	(0.01)

Non-GAAP diluted earnings per share	$0.01	$0.15

Shares used in computing GAAP diluted earnings per common share	77,479	77,178
Effect of reconciling item(h)(i)	1,104	10,234

Shares used in computing non-GAAP diluted earnings per common share	78,583	87,412

(a)	This reconciling item represents stock-based compensation expenses. As stock-based compensation represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding stock-based compensation, investors are provided with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance. While we expect to continue to recognize stock-based compensation expense in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.
(b)	This reconciling item represents the amortization of intangible assets related to the acquisitions of various businesses and technologies such as the acquisitions of Anue Systems, Inc., BreakingPoint Systems, Inc., and Net Optics, Inc. As the amortization expense represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding the amortization of acquisition-related intangible assets, we provide investors with supplemental information that is useful in evaluating our ongoing operations and performance. While the amortization of acquisition-related intangible assets is expected to continue in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.
(c)	This reconciling item represents costs associated with acquisition-related activities. Acquisition and other related costs consist primarily of transaction and integration related costs such as professional fees for legal, accounting, tax, due diligence, valuation and other related services, amortization of deferred compensation, consulting fees, required regulatory costs, certain employee, facility and infrastructure costs, and other related expenses. We believe that by excluding acquisition and other related costs, we provide investors with supplemental information that is useful in comparing our ongoing operating results from period to period and in evaluating our core operations and performance.
(d)	This reconciling item represents costs associated with our restructuring/reorganization plans. During the fourth quarter of 2013, we initiated a plan to restructure certain of our operations related to our test products. In the first quarter of 2014, we initiated a plan to restructure certain of our operations following our December 5, 2013 acquisition of Net Optics, Inc. These restructuring costs primarily relate to one-time employee termination benefits consisting of severance and other related costs, as well as costs incurred to exit certain facilities. We believe that by excluding restructuring costs, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.
(e)	This reconciling item for the second quarter of 2014 represents costs incurred related to (i) internal investigations and any related remediation efforts, (ii) the June 2014 restatement of our financial statements for the first quarter of 2013 and for the three and six months ended June 30, 2013, and (iii) the securities class action against the company and certain of its current and former officers and directors as well as shareholder derivative actions. These costs consisted primarily of legal and accounting fees, recruiting and consulting expenses, severance and retention costs, and other related expenses. We believe that by excluding these non-recurring costs, we are providing our investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.
(f)	This reconciling item represents a $2.9 million realized gain recorded during the second quarter of 2013 for the sale of certain of our auction rate securities that were previously written-down, partially offset by $156,000 of costs incurred in the second quarter of 2013 related to the restatement of certain of our previously filed financial statements. We believe that by excluding these non-recurring items, we are providing our investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.
(g)	This adjustment represents the income tax effects of the reconciling items noted in footnotes (a), (b), (c), (d), (e), and (f), as well as certain other non-cash income tax impacts such as changes in the valuation allowance relating to certain deferred tax assets.
(h)	This reconciling item for the non-GAAP diluted earnings per share calculation includes the impact of our convertible senior notes as these were anti-dilutive for the equivalent GAAP earnings per share calculations for the second quarter of 2013.
(i)	This adjustment represents the effects of stock-based compensation on diluted common equivalent shares outstanding as well as any adjustments required due to a change from a net loss to a net income position.

IXIA

Non-GAAP Information and Reconciliation to Most Directly Comparable GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

	Six months ended June 30,
	2014	2013
GAAP net (loss) income	$(34,549)	$10,837

Adjustments:
Stock-based compensation(a)	7,904	11,421
Amortization of intangible assets(b)	25,082	20,193
Acquisition and other related(c)	2,798	2,365
Restructuring(d)	4,045	58
Investigations, shareholder litigation and related matters(e)	10,087	—
Legal and contract settlements and other(f)	—	(3,022)
Inventory adjustments(g)	1,393	—
Income tax effect(h)	(11,156)	(10,353)

Non-GAAP net income	$5,604	$31,499

GAAP diluted (loss) earnings per share	$(0.45)	$0.14

Adjustments:
Stock-based compensation(a)	0.10	0.15
Amortization of intangible assets(b)	0.32	0.26
Acquisition and other related(c)	0.04	0.03
Restructuring(d)	0.05	—
Investigations, shareholder litigation and related matters(e)	0.13	—
Legal and contract settlements and other(f)	—	(0.04)
Inventory adjustments(g)	0.02	—
Income tax effect(h)	(0.14)	(0.14)
Convertible senior notes(i)	—	(0.02)

Non-GAAP diluted earnings per share	$0.07	$0.38

Shares used in computing GAAP diluted earnings per common share	77,511	76,974
Effect of reconciling item(i)(j)	1,108	10,757

Shares used in computing non-GAAP diluted earnings per common share	78,619	87,731

(a)	This reconciling item represents stock-based compensation expenses. As stock-based compensation represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding stock-based compensation, investors are provided with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance. While we expect to continue to recognize stock-based compensation expense in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.
(b)	This reconciling item represents the amortization of intangible assets related to the acquisitions of various businesses and technologies such as the acquisitions of Anue Systems, Inc., BreakingPoint Systems, Inc., and Net Optics, Inc. As the amortization expense represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding the amortization of acquisition-related intangible assets, we provide investors with supplemental information that is useful in evaluating our ongoing operations and performance. While the amortization of acquisition-related intangible assets is expected to continue in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.
(c)	This reconciling item represents costs associated with acquisition-related activities. Acquisition and other related costs consist primarily of transaction and integration related costs such as professional fees for legal, accounting, tax, due diligence, valuation and other related services, amortization of deferred compensation, consulting fees, required regulatory costs, certain employee, facility and infrastructure costs, and other related expenses. We believe that by excluding acquisition and other related costs, we provide investors with supplemental information that is useful in comparing our ongoing operating results from period to period and in evaluating our core operations and performance.
(d)	This reconciling item represents costs associated with our restructuring/reorganization plans. During the fourth quarter of 2013, we initiated a plan to restructure certain of our operations related to our test products. In the first quarter of 2014, we initiated a plan to restructure certain of our operations following our December 5, 2013 acquisition of Net Optics, Inc. These restructuring costs primarily relate to one-time employee termination benefits consisting of severance and other related costs, as well as costs incurred to exit certain facilities. We believe that by excluding restructuring costs, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.
(e)	This reconciling item for the first six months of 2014 represents costs incurred related to (i) internal investigations and any related remediation efforts, (ii) the June 2014 restatement of our financial statements for the first quarter of 2013 and for the three and six months ended June 30, 2013, and (iii) the securities class action against the company and certain of its current and former officers and directors as well as shareholder derivative actions. These costs consisted primarily of legal and accounting fees, recruiting and consulting expenses, severance and retention costs, and other related expenses. We believe that by excluding these non-recurring costs, we are providing our investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.
(f)	This reconciling item represents a $2.9 million realized gain recorded during the second quarter of 2013 for the sale of certain of our auction rate securities that were previously written down and $1.2 million of proceeds from the settlement of a previous legal matter in the first quarter of 2013, partially offset by $1.0 million of costs incurred in the first six months of 2013 related to the restatement of certain of our previously filed financial statements. We believe that by excluding these non-recurring items, we are providing our investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.
(g)	This reconciling item represents the amortization of the purchase price accounting adjustment related to the fair value of inventory as a result of our acquisition of Net Optics, Inc. While we may have additional amortization charges in the future resulting from purchase price accounting adjustments, management excludes these expenses when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions. We believe that by excluding these charges, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.
(h)	This adjustment represents the income tax effects of the reconciling items noted in footnotes (a), (b), (c), (d), (e), (f), and (g), as well as certain other non-cash income tax impacts such as changes in the valuation allowance relating to certain deferred tax assets.
(i)	This reconciling item for the non-GAAP diluted earnings per share calculation includes the impact of our convertible senior notes as these were anti-dilutive for the equivalent GAAP earnings per share calculations for the three and six months ended June 30, 2013.
(j)	This adjustment represents the effects of stock-based compensation on diluted common equivalent shares outstanding as well as any adjustments required due to a change from a net loss to a net income position.